 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-272739
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 16, 2023
Up to $400,000,000
Common Stock

We have entered into a sales agreement with BofA Securities, Inc., BMO Capital Markets Corp., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as our sales agents and as forward sellers, and Bank of America, N.A., Bank of Montreal, Mizuho Markets Americas LLC, MUFG Securities EMEA plc and Royal Bank of Canada, as forward purchasers as described below, relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus supplement. In accordance with the terms of the sales agreement, we may, through our sales agents, offer and sell from time to time shares of our common stock having an aggregate offering price of up to $400 million.
This offering program supersedes and replaces the $400 million offering program we commenced on June 16, 2023, and is inclusive of the approximately $99 million of securities that remain unsold under that program.
In addition to the issuance and sale of common stock by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale confirmations and related supplemental confirmations between us and each of Bank of America, N.A., Bank of Montreal, Mizuho Markets Americas LLC, MUFG Securities EMEA plc and Royal Bank of Canada. We refer to these entities, when acting in such capacity, as forward purchasers. In connection with each forward sale agreement, the relevant forward purchaser or its affiliate will, at our request, borrow from third parties and, through the relevant affiliated agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the forward sale agreement to hedge the forward sale agreement. We refer to each of BofA Securities, Inc., BMO Capital Markets Corp., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, when acting as the agent for its affiliated forward purchaser, as a forward seller. In no event will the aggregate number of shares of our common stock sold through the sales agents as our agents and by the forward sellers under the sales agreement have an aggregate sales price in excess of $400 million.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement of the relevant forward sale agreement with the relevant forward purchaser on dates specified by us on or prior to the maturity date of the relevant forward sale agreement, in which case we would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. If we elect to cash settle or net share settle a forward sale agreement, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.
Sales of our common stock, if any, under the sales agreement, this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by sales made directly on or through the New York Stock Exchange, or NYSE, or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable sales agent, forward seller or forward purchaser. We will submit orders to only one sales agent relating to the sale of shares of our common stock on any given day. Subject to the terms and conditions of the sales agreement, the sales agents, forward sellers or forward purchasers will use their commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agents, forward sellers or forward purchasers not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.
We also may sell shares of our common stock to one or more of the sales agents as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares to one or more sales agents as principal, we will enter into a separate terms agreement with such sales agent, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
We will pay the sales agents a commission of up to 2% of the gross sales price per share sold through them as our agent under the sales agreement. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 2% of the volume weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. In connection with the sale of our common shares on our behalf, the sales agents, forward sellers and forward purchasers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents, forward sellers and forward purchasers may be deemed to be underwriting commissions or discounts.
Shares of our common stock trade on the NYSE under the symbol “BKH.”
Investing in our common stock involves risks. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
BofA Securities	BMO Capital Markets	Mizuho
MUFG	RBC Capital Markets
The date of this prospectus supplement is May 8, 2025.

Neither we nor any of the sales agents, forward sellers and forward purchasers have authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the sales agents, forward sellers and forward purchasers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of this prospectus supplement, the date of the accompanying prospectus or the date of such free writing prospectus, as applicable.

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about the shares of common stock that we are selling in this offering and about the offering itself. The second part is the accompanying prospectus, which provides more general information. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our securities and other information you should know before investing in our common stock. Before purchasing any shares of common stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”
The terms “we,” “our,” “us,” the “Company” and “BHC” refer to Black Hills Corporation and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.
FORWARD-LOOKING INFORMATION
Certain matters contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements as defined by the SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “seek,” “will” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.
Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. Nonetheless, the Company’s expectations, beliefs or projections may not be achieved or accomplished.
Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, such as adverse macroeconomic conditions, global pandemics or severe weather events, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, and in other reports that we file with the SEC from time to time.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under “Risk Factors” and “Forward- Looking Statements” in this prospectus supplement as well as the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2024 and in other reports that we file with the SEC from time to time.
Black Hills Corporation
Black Hills Corporation, a South Dakota corporation, is a customer-focused, growth-oriented utility company headquartered in Rapid City, South Dakota.
We operate our business in the United States, reporting our operating results through our Electric Utilities and Gas Utilities segments. Certain unallocated corporate expenses that support our operating segments are presented as Corporate and Other. The following paragraphs summarize information about our segments as of December 31, 2024.
Our Electric Utilities segment generates, transmits and distributes electricity to approximately 225,000 electric utility customers in Colorado, Montana, South Dakota and Wyoming. We also own and operate non-regulated power generation and mining assets that are vertically integrated into and primarily support our Electric Utilities. All of these operations are located at our electric generating complexes and are physically integrated into our Electric Utilities’ operations. Our Electric Utilities own 1,394 MW of generation and 9,196 miles of electric transmission and distribution lines.
Our Gas Utilities segment serves approximately 1,128,000 natural gas utility customers in Arkansas, Colorado, Iowa, Kansas, Nebraska and Wyoming. Our Gas Utilities own and operate 4,648 miles of intrastate gas transmission pipelines and 44,524 miles of gas distribution mains and service lines, seven natural gas storage sites, more than 50,000 horsepower of compression and 516 miles of gathering lines.
Other Information
Our principal executive offices are located at 7001 Mount Rushmore Road, Rapid City, South Dakota 57702 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. We are not incorporating the contents of the website into this prospectus supplement. For additional information regarding our business, we refer you to our filings with the SEC incorporated into this prospectus supplement by reference. Please see “Where You Can Find More Information.”

The Offering
Issuer
Black Hills Corporation, a South Dakota corporation.
Common stock offered by us
Shares of common stock having an aggregate offering price of up to $400,000,000.
Manner of offering
“At-the-market” offering that may be made from time to time through our sales agents, BMO Capital Markets Corp., BofA Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC.
We also may sell shares of our common stock to one or more of the sales agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell common stock shares to one or more sales agents, as principal, we will enter into a separate terms agreement with such sales agent or agents setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
In addition to the issuance and sale of common stock by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale confirmations and related supplemental confirmations between us and each of Bank of America, N.A., Bank of Montreal, Mizuho Markets Americas LLC, MUFG Securities EMEA plc and Royal Bank of Canada. We refer to these entities, when acting in such capacity, as forward purchasers. In connection with each forward sale agreement, the relevant forward purchaser or its affiliate will, at our request, borrow from third parties and, through the relevant sales affiliated agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the forward sale agreement to hedge the forward sale agreement. We refer to each of BofA Securities, Inc., BMO Capital Markets Corp., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, when acting as the agent for its affiliated forward purchaser, as a forward seller.
See “Plan of Distribution” beginning on page S-16.
Conflict of Interest
The forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).
Use of proceeds
We intend to use the net proceeds, if any, from the issuance and sale of our common stock for working capital and general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of outstanding debt. Our management will have broad discretion in the application of net proceeds, if any.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers in connection with any forward sale agreement as a hedge of the forward sale agreement. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the immediately preceding paragraph.
See “Use of Proceeds” on page S-7.
Accounting Treatment of Forward Sales
In the event that we enter into any forward sale agreement, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).
Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the then-applicable forward sale price under that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.
Listing
Our common stock is listed on the NYSE under the symbol “BKH.”
Risk factors
An investment in our common stock involves various risks. Prospective investors should carefully consider the matters described under the caption entitled “Risk Factors” beginning on page S-4 of this prospectus supplement.

RISK FACTORS
In considering whether to invest in our common stock, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in the reports that we file with the SEC from time to time, including those set forth under the caption “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2024, all of which are incorporated by reference in this prospectus supplement, and the additional risks described below. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.
The trading price of our common stock has been and could continue to be volatile.
The trading price of our common stock has been and could continue to be volatile. It is impossible to predict whether the price of our common stock will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as those delineated under “Forward-Looking Statements” in this prospectus supplement, many of which events and factors are beyond our control.
Non-U.S. holders may be subject to U.S. federal income tax in connection with a sale, exchange or other disposition of our common stock.
We believe that we may have been, may currently be, or may become, a U.S. real property holding corporation. As a result, non-U.S. holders of our common stock may be subject to United States federal income tax in respect of payments in connection with a sale, exchange or other disposition of our common stock. Certain exceptions to this tax may apply so long as our stock continues to be regularly traded on an established securities market, as discussed in “Material United States Federal Income Tax Consequences to Non-U.S. Holders — Sale, Exchange or Other Taxable Disposition of Common Stock.” We expect that our common stock will be regularly traded on an established securities market, but this cannot be assured. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of any proceeds from this offering or from the settlement of any forward sale agreement. We intend to use the net proceeds, if any, from this offering and from the settlement of any forward sale agreement for working capital and general corporate purposes, which may include, among other things, repayment or refinancing of outstanding debt, capital expenditures, acquisitions, investments and other business opportunities. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.
You may experience future dilution due to future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Any such future offerings could dilute the ownership interests of existing stockholders and may negatively impact the trading price of our shares of common stock.

Settlement provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
If we enter into one or more forward sale agreements, the relevant forward purchaser will have the right to accelerate that particular forward sale agreement (with respect to all or any portion of the transaction under that particular forward sale agreement that the relevant forward purchaser determines is affected by such event and subject to the terms therein) and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle on a date specified by the relevant forward purchaser if:
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the relevant forward purchaser or its affiliate is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

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the relevant forward purchaser determines that it or its affiliate is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying that particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it or its affiliate would incur a cost that is greater than the stock borrowing cost specified in that particular forward sale agreement;

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certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

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a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend, or that constitutes an extraordinary dividend (as defined in the applicable forward sale agreement);

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the announcement of an extraordinary event (as such term is defined in that particular forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock) or a transaction that, if consummated, would result in such an extraordinary event; or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, our bankruptcy or a change in law (as such terms are defined in that particular forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of a particular forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions of that particular forward sale agreement or, if we so elect and the forward purchaser permits our election, net share settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of common stock underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of common stock necessary to satisfy its or its affiliate’s obligation to return the shares of common stock borrowed from third parties in connection with the related sales of shares of our common stock under that forward sale agreement and, upon net share settlement, its or its affiliate’s obligation to deliver shares to us, if applicable. In addition, the purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of common stock we would deliver to the relevant forward purchaser (or decreasing the number of shares of common stock that the relevant forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. In no event will we be party to outstanding forward sale agreements with more than one forward purchaser at any given time, unless the related forward sellers would not be selling shares of our common stock simultaneously and the related forward purchasers would not be required to unwind their respective hedges of our shares of common stock simultaneously.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the overnight bank funding rate is less than the spread for the particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If the market value of our common stock during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under that particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement. See “Plan of Distribution — Sales Through Forward Sellers” for information on the forward sale agreements.
In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement as a source of financing. We intend to use the net proceeds, if any, from the issuance and sale of shares of our common stock by us through the sales agents for working capital and general corporate purposes, which may include, among other things, the uses described in the accompany prospectus.
Certain affiliates of the sales agents are lenders and/or agents under certain of our existing credit facilities. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under such facilities, those lenders will receive their pro rata portion of the proceeds from this offering we use to pay any such amounts.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.
Pending the uses described above, we plan to invest the net proceeds from this offering in cash or cash equivalents.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement as a hedge of the forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of the forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under the forward sale agreement and the number of shares of our common stock underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided above. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the forward purchaser.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. As of May 5, 2025, 72,509,377 shares of common stock and no shares of preferred stock were outstanding. The number of registered shareholders of our common stock at May 5, 2025 was 3,094.
Common Stock
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders may use cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of our common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. Our revolving credit facility and other debt obligations contain restrictions on the payment of cash dividends upon a default or event of default. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.
Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:
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decrease the amount of earnings and assets available for distribution to holders of common stock and other series of preferred stock;

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adversely affect the rights and powers, including voting rights, of holders of common stock and other series of preferred stock; or

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have the effect of delaying, deferring or preventing a change in control.

Special Meetings of Shareholders
Our amended and restated bylaws provide that special meetings of the shareholders may be called by a majority of our board of directors and shall be called by our board of directors upon the written demand of the holders of at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting.
Notice Requirements for Shareholder Proposals and Director Nominees
Shareholders wishing to nominate a director or to propose other action at an annual meeting must generally give advance written notice of such nomination or proposal that complies with Article I, Section 9, of our amended and restated bylaws to our secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting.

Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws
South Dakota law and our restated articles of incorporation and amended and restated bylaws contain certain provisions that may be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.
Control Share Acquisitions
We have elected in our restated articles of incorporation not to be subject to the control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act, which would otherwise apply to us. These provisions provide generally that the shares of a publicly held South Dakota corporation (the “target company”) acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:
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the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

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the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Under these provisions, each time an acquiring person reaches a threshold, the acquiring person must deliver an information statement to the target company and a vote must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33 1∕3% and 50%, respectively.
Similarly, under these provisions, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then-current market value by the target company within 10 days after the acquiring person has failed to give a timely information statement to the target company or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.
Business Combinations
We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a “business combination” with an “interested shareholder,” unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. A business combination with the interested shareholder must be approved by (i) our board of directors prior to the date that the person became an interested shareholder (referred to as the person’s “share acquisition date”), (ii) the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares not including those shares beneficially owned by the interested shareholder or any of its affiliates or associates, (iii) the affirmative vote of the holders of a majority of the outstanding voting shares not including those shares beneficially owned by the interested shareholder or any of its affiliates or associates at a meeting no earlier than four years after the interested shareholder’s share acquisition date, or (iv) the affirmative vote of the holders of a majority of the outstanding voting shares at a meeting no earlier than four years after the interested shareholder’s share acquisition date if the business combination satisfies the conditions of Section 47-33-18 of the South Dakota Domestic Public Corporation Takeover Act. Generally, an “interested shareholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of our voting stock. A “business combination” includes a merger, a transfer of 10% or more of our assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of our outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. The provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act may delay, defer or prevent a change in control of us without the shareholders taking further action.
Multiple Constituencies
The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.
Fair Price Provision
Our restated articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any “business transaction” with any “related person” or any “business transaction” in which a “related person” has an interest. However, if a majority of the continuing members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our restated articles of incorporation define a “business transaction” to include, among other things, a merger, asset or stock sale. Our restated articles of incorporation generally define a “related person” as any person, entity or group that, together with its affiliates and associates, beneficially owns 10% or more of our outstanding voting stock. Any amendment to our restated articles of incorporation to amend or repeal this provision similarly requires the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock. The likely effect of this provision is to delay, defer or prevent a change in control.
Board Composition
Our restated articles of incorporation and amended and restated bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our restated articles of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.
Shareholder Action by Written Consent Must Be Unanimous
South Dakota law provides that any action that may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.
Transfer Agent
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is Post Office Box 64854, St. Paul, Minnesota 55164, and its telephone number for shareholder services is (800) 468-9716.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion describes the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of common stock acquired in this offering. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions, each as in effect as of the date of this prospectus supplement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of common stock that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding common stock should consult their tax advisors regarding the tax consequences to them of the ownership and disposition of common stock.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of such beneficial owner’s particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or that may apply to beneficial owners subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market tax treatment, insurance companies, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes, certain former citizens or former long-term residents of the United States, beneficial owners who hold our common stock as part of a hedge, straddle, or constructive sale or conversion transaction, or shareholders in “controlled foreign corporations” or “passive foreign investment companies” that hold our common stock). This discussion also does not address U.S. federal tax laws other than those pertaining to income tax, nor does it address any aspects of U.S. state, local, non-U.S. or other taxes. Accordingly, prospective investors should consult their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of the purchase, ownership and disposition of our common stock.
Dividends and Other Distributions with Respect to Common Stock
Any distribution on common stock generally will be treated as a dividend to a non-U.S. holder of common stock to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock and will be treated as described below under “— Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividends, if any, paid with respect to shares of common stock made to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides a properly completed and executed Internal Revenue Service (“IRS”) Form W-8ECI (or successor form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) prior to the payment date. Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Any dividend payments to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and at U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

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the non-U.S. holder, by virtue of holding shares of common stock, is considered to own an interest in a U.S. real property holding corporation (“USRPHC”), as defined in the Code, and does not meet the criteria for exemption from U.S. federal income tax.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S.- source capital losses, if any, of the non-U.S. holder.
We believe that we may have been, may currently be, or may become, a USRPHC. If we are or become a USRPHC, so long as our common stock continues to be regularly traded on an established securities market, a non-U.S. holder will not be subject to U.S. federal income tax on the disposition of our common stock so long as such non-U.S. holder has not held (at any time during the shorter of the five year period preceding the date of disposition and such non-U.S. holder’s holding period) more than 5% (actually or constructively) of our total outstanding common stock. If, however, our common stock ceases to be regularly traded on an established securities market, or a non-U.S. holder held more than 5% (actually or constructively) of our total outstanding common stock during the relevant period, a non-U.S. holder will be subject to U.S. federal income tax on the disposition of our common stock. We expect that our common stock will be regularly traded on an established securities market, but this cannot be assured. If our common stock is not regularly traded, a non-U.S. holder will generally be subject to withholding at a rate of 15% on the gross proceeds of a disposition of our common stock. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of dividends with respect to, or the proceeds from the disposition of our common stock paid to, a non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.
U.S. federal backup withholding is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Payments of dividends with respect to, or the proceeds from the disposition of, our common stock generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their tax advisors regarding the application of these rules to their particular circumstances.
FATCA
Under Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” a U.S. federal withholding tax of 30% generally is imposed on certain payments to a “foreign financial institution” (as specially defined for purposes of these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). In addition, a U.S. federal withholding tax of 30% is also generally imposed on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners. Under certain circumstances, refunds or credits of such withholding taxes may be available. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. These withholding taxes are currently imposed on dividends, if any, paid with respect to our common stock to foreign financial institutions (including in their capacity as agents or custodians for beneficial owners) or non-financial foreign entities that fail to satisfy the above requirements. Pursuant to proposed regulations upon which taxpayers may rely, no withholding is imposed on gross proceeds from sales or other dispositions of our common stock. Prospective investors should consult with their tax advisors regarding the possible implications of this legislation and related administrative guidance on their investment in our common stock.

BENEFIT PLAN INVESTOR CONSIDERATIONS
Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code and other federal, state, local or non-U.S. laws that are substantively similar or are of similar effect to such provisions of ERISA or the Code (“Similar Laws”) impose certain restrictions on:
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employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (“ERISA Plans”);

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plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and annuities or Keogh plans;

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entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) or otherwise by reason of an investment in such entities by one or more ERISA Plans or plans described in Section 4975(e)(1) of the Code (such plans, together with ERISA Plans, “Covered Plans”);

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governmental plans, certain church plans and non-U.S. plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but may be subject to Similar Laws (such plans, together with Covered Plans, “Plans”); and

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persons who have certain specified relationships to a Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code).

ERISA, the Code and Similar Law impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of assets of a Covered Plan, or who renders investment advice to a Covered Plan for a fee or other compensation, is generally considered a fiduciary of the Covered Plan. Accordingly, among other factors, the investing fiduciary of a Plan should consider, before authorizing an investment in our common stock, whether:
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such investment would satisfy the prudence and diversification requirements of ERISA or Similar Law, to the extent applicable to the Plan, including, among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

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such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

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such investment would be consistent with the documents and instruments governing the Plan;

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such investment is made solely in the interest of participants and beneficiaries of the Plan, if the Plan is an ERISA Plan, or as required under applicable Similar Law;

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such investment would result in (1) a “prohibited transaction” under ERISA or the Code for a Covered Plan for which there is no applicable exemption, or (2) a violation of any applicable Similar Law; and

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such investment would violate ERISA’s prohibition on improper delegation of control over or responsibility for ERISA Plan assets, or result in a similar violation under any applicable Similar Law.

Shares of our common stock held by a Plan will be deemed to constitute Plan assets. If we, any of the sales agents, forward sellers or forward purchasers, or any of our or their respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to a Covered Plan, such Covered Plan’s acquisition, holding or disposition of our common stock pursuant to this offering may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (e.g., the sale of property between a Covered Plan and a Party in Interest or Disqualified Person), unless our common stock is acquired pursuant to and in accordance with an applicable exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of our common stock. These class exemptions include: PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers who are not exercising investment discretion with respect to the assets of a Covered Plan involved in the transaction and in which the Covered Plan must pay no more, and receive no less, than “adequate consideration.” Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding shares of our common stock in reliance on any of these or any other exemptions should carefully review the exemption to assure it is applicable. Furthermore, these exemptions may be subject to change from time to time, including, for example, PTCE 84-14, which the U.S. Department of Labor amended on April 3, 2024.
Even if the conditions specified in one or more exemptions are met, the scope of the relief provided by these exemptions may or may not cover all acts that could be construed as prohibited transactions. For example, certain of the exemptions may not afford relief from the prohibition on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. As a result, there can be no assurance that any exemption(s) will be available with respect to any particular transaction involving our common stock, or that future legislation, administrative rulings, court decisions or regulatory action will not modify the statements set forth in this discussion.
Accordingly, by acceptance of any share of our common stock, each purchaser and holder will be deemed to have represented by its purchase or holding of shares of our common stock that either (1) it is not, and it is not acting on behalf of or with the assets of a Plan, or (2)(i) its acquisition, holding and subsequent disposition of shares of our common stock will not constitute, or result in, a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violate any applicable Similar Laws and (ii) none of us, any of the sales agents, forward sellers or forward purchasers, or any of our or their respective affiliates is a fiduciary of, or has been relied up on for any investment advice by, such Plan in connection with its purchase and holding of shares of our common stock (unless a statutory or administrative exemption applies, all of the applicable conditions of which are satisfied).
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase our common stock pursuant to this offering consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Law, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. In addition, the investing fiduciary of a Plan should determine whether an investment in our common stock satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or any applicable Similar Law.
The sale or transfer of our common stock to a Plan or person acting on behalf of a Plan is in no way a representation by us, the sales agents, forward sellers or forward purchasers that the purchase, holding or disposition of our common stock meets the legal requirements for investments by Plans generally or any Plan in particular or is prudent or appropriate for Plans generally or any Plan in particular. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or at such purchasers generally.

PLAN OF DISTRIBUTION
Sales Through Sales Agents
We have entered into a sales agreement with BMO Capital Markets Corp., BofA Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as our sales agents, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $400 million from time to time. This offering program supersedes and replaces the $400 million offering program we commenced on June 16, 2023, and is inclusive of the approximately $99 million of shares of common stock that remain unsold under that program.
The sales, if any, of shares of our common stock made under the sales agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through the NYSE or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable sales agent.
We will designate the maximum amount of shares of our common stock to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per share at which such shares may be sold. We will submit orders to only one sales agent relating to the sale of shares of our common stock on any given day. Subject to the terms and conditions of the sales agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agents not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agents may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.
We will pay each sales agent a commission of up to 2% of the gross sales price per share sold through it as our agent under the sales agreement. We have agreed to pay or reimburse certain of the expenses of the sales agents.
The applicable sales agent will provide to us written confirmation following the close of trading on the NYSE each day in which shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agents. We will report in a prospectus supplement and/or our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, at least quarterly the number of shares sold by or through the sales agents under the sales agreement, the net proceeds to us and the aggregate compensation of the sales agents in connection with the sales of the shares.
Settlement for sales of shares will occur in return for payment of the net proceeds to us in accordance with the standard settlement cycle provided in Rule 15c6-1(a) under the Securities and Exchange Act, unless the parties agree otherwise. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the terms of the sales agreement, we also may sell shares of our common stock to one or more sales agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares to one or more sales agents, as principal, we will enter into a separate terms agreement with such sales agent or agents and we will describe the agreement in a separate prospectus supplement or pricing supplement.
If we have reason to believe that shares of our common stock are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, we will promptly notify the other parties and sales of shares pursuant to the sales agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.
The offering of shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares subject to the sales agreement or (2) the termination of the sales agreement by us or by the sales agents.

In connection with the sale of shares of our common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.
Sales Through Forward Sellers
From time to time during the term of the sales agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale agreements with each of Bank of America, N.A., Bank of Montreal, Mizuho Markets Americas LLC, MUFG Securities EMEA plc and Royal Bank of Canada or their respective affiliates, as forward purchaser, and deliver to the applicable sales agent or its respective affiliate a related transaction confirmation under the sales agreement in its capacity as forward seller thereunder. Upon receipt by a forward purchaser of a transaction confirmation from us requesting that it execute sales of borrowed shares of common stock as a forward seller in connection with the applicable forward sale agreement and subject to the terms and conditions of the sales agreement, the relevant forward purchaser or its affiliate will attempt to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell, the relevant shares of our common stock to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward seller may immediately suspend the offering of our common stock at any time upon proper notice to the other. In no event will we be party to outstanding forward sale agreements with more than one forward purchaser at any given time unless the related forward sellers would not be selling shares of our common stock simultaneously and the related forward purchasers would not be required to unwind their respective hedges of our shares of common stock simultaneously.
We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will generally occur in accordance with the standard settlement cycle provided in Rule 15c6-1(a) under the Exchange Act, unless another date shall be agreed to in writing by us and the relevant forward seller. The obligation of the relevant forward seller under the sales agreement to execute such sales of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price payable by the relevant forward purchaser under the related forward sale agreement, commissions of 2% of the sales prices of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a forward seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period of trading days as specified in the relevant transaction confirmation and the forward sale agreement related thereto.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of common stock were sold pursuant to the sales agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a floating interest rate factor equal to the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the overnight bank funding rate is less than the spread for the particular forward sale agreement on any day, the interest factor will result in a daily reduction of the forward sale price.
Before settlement of a particular forward sale agreement, we expect that the shares of our common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price. However, if we physically or net share settle a particular forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement subject to physical settlement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price price of our common stock on each exchange business day during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases shares of our common stock during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement (and, in the case of net share settlement, to deliver to us, if applicable). The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors.”
A forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under the particular forward sale agreement that the relevant forward purchaser determines is affected by such event and subject to the terms therein) and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle, on a date specified by the relevant forward purchaser if:
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the relevant forward purchaser or its affiliate is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement;

•
the relevant forward purchaser determines that it or its affiliate is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrowing cost specified in the particular forward sale agreement;

•
certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

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a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend, or that constitutes an extraordinary dividend (as defined in the applicable forward sale agreement);

•
the announcement of an extraordinary event (as such term is defined in the particular forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock) or a transaction that, if consummated, would result in an extraordinary event; or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the particular forward sale agreement, our bankruptcy or a change in law (as such terms are defined in the particular forward sale agreement).

The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser so permits our election, the net share settlement provisions of the particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors.”
Conflicts of Interest
The forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, such sales agents would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).
The sales agents, forward sellers and forward purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the sales agents, forward sellers and forward purchasers and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the sales agents, forward sellers and forward purchasers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agents, forward sellers and forward purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Expenses
We estimate that the total expenses of this offering payable by us, excluding commissions payable to the sales agents under the sales agreement, will be approximately $900,000.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Black Hills Corporation and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
Certain legal matters in connection with the offering will be passed upon for us by Todd L. Brink, our Interim General Counsel, and Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with this offering will be passed upon for the sales agents, forward sellers and forward purchasers by Davis Polk & Wardwell LLP, New York, New York. As of the date of this prospectus, Mr. Brink beneficially owns, directly or indirectly, shares of our common stock representing less than 0.1% of our outstanding common stock.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC’s web site at (www.sec.gov) or on our own website (www.blackhillscorp.com). Information contained on our website does not constitute part of this prospectus supplement.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below. Additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering of our common stock are also incorporated herein by reference. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
SEC Filings (File No. 1-31303)	Period or Date Filed
Annual Report on Form 10-K (including information specifically incorporated by reference from our definitive proxy statement for the Company’s 2025 Annual Meeting of Shareholders filed on March 14, 2025)	Year ended December 31, 2024
Quarterly Report on Form 10-Q	Quarter ended March 31, 2025
Current Reports on Form 8-K	Filed on February 7, 2025 and April 25, 2025
Description of our common stock contained in Exhibit 4.5 to 2024 Annual Report, which updates the description of our common stock originally included in our Registration Statement on Form 8-A filed April 19, 2002, and any other amendment or report filed for the purpose of updating such description	Filed on February 12, 2025
You may request a copy of these filings at no cost by writing or telephoning us at the following address:
Black Hills Corporation
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
Attention: Investor Relations
(605) 721-1700

PROSPECTUS
BLACK HILLS CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Purchase Contracts
Units

We may from time to time offer to sell senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “BKH.”

There are significant risks associated with an investment in our securities. You should read carefully the risks we describe on page 3 of this prospectus, as well as the risk factors in the accompanying prospectus supplement and discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The date of this prospectus is June 16, 2023.

We are responsible only for the information contained in this prospectus, the applicable prospectus supplement, or any free writing prospectus to which we have referred you. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any such free writing prospectus, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may only be used where it is legal to offer and sell these securities.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
When we refer to “Black Hills,” “the Company,” “we,” “us” and “our” in this prospectus under the headings “Disclosure Regarding Forward-Looking Statements” and “Black Hills Corporation,” we mean Black Hills Corporation, a South Dakota corporation, and all of its subsidiaries collectively unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Black Hills Corporation (parent company only) and not any of its subsidiaries unless the context indicates otherwise.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements as defined by the SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those statements that are identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.
Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including, without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. Nonetheless, the Company’s expectations, beliefs or projections may not be achieved or accomplished.
Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, such as adverse macroeconomic conditions, global pandemics or severe weather events, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports that we file with the SEC from time to time.

BLACK HILLS CORPORATION
Black Hills Corporation, a South Dakota corporation, is a customer-focused, growth-oriented utility company headquartered in Rapid City, South Dakota.
We operate our business in the United States, reporting our operating results through our Electric Utilities and Gas Utilities segments. Certain unallocated corporate expenses that support our operating segments are presented as Corporate and Other. The following paragraphs summarize information about our segments as of December 31, 2022.
Our Electric Utilities segment generates, transmits and distributes electricity to approximately 220,000 electric utility customers in Colorado, Montana, South Dakota and Wyoming. We also own and operate non-regulated power generation and mining assets that are vertically integrated into and primarily contracted to our Electric Utilities. Our Electric Utilities own 1,482 MW of generation and 9,024 miles of electric transmission and distribution lines.
Our Gas Utilities segment serves approximately 1,107,000 natural gas utility customers in Arkansas, Colorado, Iowa, Kansas, Nebraska and Wyoming. Our Gas Utilities own and operate 4,713 miles of intrastate gas transmission pipelines and 42,222 miles of gas distribution mains and service lines, seven natural gas storage sites, more than 50,000 horsepower of compression and over 515 miles of gathering lines.
Our common stock is listed on the New York Stock Exchange under the symbol “BKH.” Our principal and executive offices are located at 7001 Mount Rushmore Road, Rapid City, South Dakota 57702 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS
Please carefully consider all of the information contained in or incorporated by reference in this prospectus, including the risk factors described in our periodic reports filed with the SEC from time to time, including those set forth under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement or free writing prospectus.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for working capital and general corporate purposes, which may include:
•
repayment or refinancing of outstanding debt;

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capital expenditures;

•
acquisitions;

•
investments;

•
shareholder returns; and

•
other business opportunities.

We will have significant discretion in the use of the net proceeds. Until the net proceeds have been used, they may be held in cash or cash equivalents or temporarily invested.

DESCRIPTION OF SENIOR DEBT SECURITIES
General
The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of Black Hills and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under the indenture dated May 21, 2003 between us and and the trustee (which was originally LaSalle Bank National Association and is now Computershare Trust Company, N.A.).
The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.
The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.
The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the senior debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.
While the senior debt securities will be our unsecured senior obligations, our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our senior debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations, including the Federal Power Act and settlement agreements with state regulatory jurisdictions, limit the amount of dividends that may be paid to us as a utility holding company.
In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Holders of the senior debt securities are not creditors of our subsidiaries. The claims of holders of the senior debt securities to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of such subsidiaries’ creditors will generally have priority as to the assets of such subsidiaries over our own equity interest claims and will therefore have priority over the holders of the senior debt securities. Our subsidiaries’ creditors may include general creditors, trade creditors, debt holders, any preferred stockholders and taxing authorities. The subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as “registered securities,” or in the form of one or more global securities in registered form, which we refer to as “global securities.”
You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:
•
the title of the senior debt securities;

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the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

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the priority of payment of the senior debt securities;

•
the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

•
the date or dates on which the principal of the senior debt securities will be payable;

•
the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

•
the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•
the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

•
each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

•
the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

•
the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option, or (2) mandatorily pursuant to any sinking, purchase or similar fund, or (3) at the option of the holder, and the redemption or repayment price or prices;

•
the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•
the authorized denomination or denominations for the senior debt securities;

•
the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

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any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

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the payment of any additional amounts with respect to the senior debt securities;

•
whether any of the senior debt securities will be issued with original issue discount;

•
information with respect to book-entry procedures, if any;

•
any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

•
any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.
A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.
Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.
If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in the prospectus supplement for those securities.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.
Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that we will cause a register to be kept at the Corporate Trust Office and in the applicable place of payment for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.
Book-Entry Senior Debt Securities
Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.
Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:
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check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

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wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets
The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:
•
any successor assumes our obligations on the senior debt securities and under the indenture; and

•
after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under “— Events of Default, Waivers, Etc.”
Leveraged and Other Transactions
The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.
Modification of the Indenture
The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things:
•
modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

•
reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.
An “event of default” with respect to senior debt securities of any series is defined in the indenture to include, among other things:
(1)
default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

(2)
default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

(3)
default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 60 days after written notice;

(4)
certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)
any other event that may be specified in the applicable prospectus supplement with respect to any series of senior debt securities.

If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an event of default resulting in acceleration of the senior debt securities, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.
If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.
The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.
The indenture also provides that, notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.
We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.
Satisfaction and Discharge and Defeasance
The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity (or be called for redemption) within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time, we will be deemed to have satisfied and discharged the indenture.
In addition, at the time that we establish a series of senior debt securities under the indenture, we can provide that the senior debt securities are subject to the defeasance and discharge provisions of the indenture. Unless we specify otherwise in the applicable prospectus supplement, the senior debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we may elect either (1) to defease and be discharged from any and all obligations with respect to the senior debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants we designate when we establish the series of senior debt securities, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest, if any, on the senior debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to any series of senior debt securities, the amount in money, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the senior debt securities of that series in accordance with the terms of the indenture and such senior debt securities.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the senior debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
Computershare Trust Company, N.A., is the trustee under the indenture for the senior debt securities. The trustee and any agents under the indenture may resign or be removed and a successor may be appointed.
The trustee under the indenture for the senior debt securities and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). An affiliate of the senior trustee may act as underwriter with respect to one or more series of senior debt securities. Consequently, if an actual or potential event of default occurs with respect to any of our senior debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
General
The following description applies to the subordinated debt securities (including junior subordinated debt securities) offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of Black Hills. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under, and references in this section to the indenture refer to, the junior subordinated indenture dated November 23, 2015 between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as junior subordinated trustee.
The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.
The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.
The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the subordinated debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.
The subordinated debt securities will be our unsecured subordinated obligations. Our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations, including the Federal Power Act and settlement agreements with state regulatory jurisdictions, limit the amount of dividends that may be paid to us as a utility holding company.
In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Holders of the subordinated debt securities are not creditors of our subsidiaries. The claims of holders of the subordinated debt securities to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of such subsidiaries’ creditors will generally have priority as to the assets of such subsidiaries over our own equity interest claims and will therefore have priority over the holders of the subordinated debt securities. Our subsidiaries’ creditors may include general creditors, trade creditors, debt holders, any preferred stockholders and taxing authorities. The subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.
You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:
•
the title of the subordinated debt securities;

•
the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

•
the priority of payment of the subordinated debt securities;

•
the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

•
the date or dates on which the principal of the subordinated debt securities will be payable;

•
the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

•
the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•
the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

•
each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•
the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

•
the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option, or (2) mandatorily pursuant to any sinking, purchase or similar fund, or (3) at the option of the holder, and the redemption or repayment price or prices;

•
the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•
the authorized denomination or denominations for the subordinated debt securities;

•
the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

•
any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•
the payment of any additional amounts with respect to the subordinated debt securities;

•
whether any of the subordinated debt securities will be issued with original issue discount;

•
information with respect to book-entry procedures, if any;

•
the terms of subordination;

•
any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

•
any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.
A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.
If the subordinated debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in the prospectus supplement for those securities.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.
Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that we will maintain a security register within the continental U.S. for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.
Book-Entry Subordinated Debt Securities
Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.
Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:
•
check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•
wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.
Subordination
The subordinated debt securities will be subordinated and junior in right of payment to our senior indebtedness. Unless otherwise specified in the applicable prospectus supplement, “senior indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with any of our indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). However, senior indebtedness does not include our indebtedness to any of our subsidiaries or any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is “pari passu” or “junior” to the subordinated debt security.
Consolidation, Merger or Sale of Assets
The indenture provides that we may not merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing person, or the successor (if other than us) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such person expressly assumes the due and punctual payment of the principal of and interest on the subordinated debt securities, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the indenture trustee, executed and delivered to the indenture trustee by such person, and (ii) immediately after giving effect to such merger or consolidation, or such sale or conveyance, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will occur and be continuing.
In case of any such consolidation, merger or conveyance, such successor will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the subordinated debt securities.
Leveraged and Other Transactions
The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engage in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.
Modification of the Indenture
The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things:
•
modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

•
adversely modify the subordination terms of the subordinated debt securities; or

•
reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.
An “event of default” with respect to subordinated debt securities of any series is defined in the indenture to include:
(1)
default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

(2)
default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

(3)
default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 90 days after written notice;

(4)
certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)
any other event that may be specified in the prospectus supplement with respect to any series of subordinated debt securities.

If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an event of default resulting in acceleration of the subordinated debt securities, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.
If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.
The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.
The indenture also provides that, notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.
We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge and Defeasance
The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity (or called for redemption) within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time, we will be deemed to have satisfied and discharged the indenture.
In addition, at the time that we establish a series of subordinated debt securities under the indenture, we can provide that the subordinated debt securities are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we may elect either (1) to defease and be discharged from any and all obligations with respect to the subordinated debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the subordinated debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants we designate when we establish the series of subordinated debt securities, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such subordinated debt securities (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest, if any, on the subordinated debt securities on the scheduled due dates therefor.
If we effect covenant defeasance with respect to any series of subordinated debt securities, the amount in money, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the subordinated debt securities of that series in accordance with the terms of the indenture and such subordinated debt securities.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
U.S. Bank Trust Company, National Association, is the trustee under the indenture for the subordinated debt securities. The trustee and any agents under the indenture may resign or be removed and a successor may be appointed.
The trustee under the indenture for the subordinated debt securities and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act. An affiliate of the subordinated trustee may act as underwriter with respect to one or more series of subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of our subordinated debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. As of June 16, 2023, 66,933,596 shares of common stock and no shares of preferred stock were outstanding.
Common Stock
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders may use cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of our common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. Our revolving credit facility and other debt obligations contain restrictions on the payment of cash dividends upon a default or event of default. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.
Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:
•
decrease the amount of earnings and assets available for distribution to holders of common stock and other series of preferred stock;

•
adversely affect the rights and powers, including voting rights, of holders of common stock and other series of preferred stock; or

•
have the effect of delaying, deferring or preventing a change in control.

Special Meetings of Shareholders
Our amended and restated bylaws provide that special meetings of the shareholders may be called by a majority of our board of directors and shall be called by our board of directors upon the written demand of the holders of at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting.
Notice Requirements for Shareholder Proposals and Director Nominees
Shareholders wishing to nominate a director or to propose other action at an annual meeting must generally give advance written notice of such nomination or proposal that complies with Article I, Section 9, of our amended and restated bylaws to our secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting.

Depositary Shares
We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in the prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws
South Dakota law and our restated articles of incorporation and amended and restated bylaws contain certain provisions that may be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.
Control Share Acquisitions
We have elected in our restated articles of incorporation not to be subject to the control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act, which would otherwise apply to us. These provisions provide generally that the shares of a publicly held South Dakota corporation (the “target company”) acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:
•
the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

•
the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Under these provisions, each time an acquiring person reaches a threshold, the acquiring person must deliver an information statement to the target company and a vote must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 331∕3% and 50%, respectively.
Similarly, under these provisions, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then-current market value by the target company within 10 days after the acquiring person has failed to give a timely information statement to the target company or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.
Business Combinations
We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a “business combination” with an “interested shareholder,” unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. A business combination with the interested shareholder must be approved by (i) our board of directors prior to the date that the person became an interested shareholder (referred to as the person’s “share acquisition date”), (ii) the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares not including those shares beneficially owned by the interested shareholder or any of its affiliates or associates, (iii) the affirmative vote of the holders of a majority of the outstanding voting shares not including those shares beneficially owned by the interested shareholder or any of its affiliates or associates at a meeting no earlier than four years after the interested shareholder’s share acquisition date, or (iv) the affirmative vote of the holders of a majority of the outstanding voting shares at a meeting no earlier than four years after the interested shareholder’s share acquisition date if the business combination satisfies the conditions of Section 47-33-18 of the South Dakota Domestic Public Corporation Takeover Act. Generally, an “interested shareholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of our voting stock. A “business combination” includes a merger, a transfer of 10% or more of our assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of our outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. The provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act may delay, defer or prevent a change in control of us without the shareholders taking further action.
Multiple Constituencies
The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.
Fair Price Provision
Our restated articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any “business transaction” with any “related person” or any “business transaction” in which a “related person” has an interest. However, if a majority of the continuing members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our restated articles of incorporation define a “business transaction” to include, among other things, a merger, asset or stock sale. Our restated articles of incorporation generally define a “related person” as any person, entity or group that, together with its affiliates and associates, beneficially owns 10% or more of our outstanding voting stock. Any amendment to our restated articles of incorporation to amend or repeal this provision similarly requires the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock. The likely effect of this provision is to delay, defer or prevent a change in control.
Board Composition
Our restated articles of incorporation and amended and restated bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our restated articles of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.
Shareholder Action by Written Consent Must Be Unanimous
South Dakota law provides that any action that may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.
Transfer Agent
The transfer agent and registrar for our common stock is Equiniti Trust Company. Its address is 1110 Centre Pointe Curve #101, Mendota Heights, Minnesota 55120, and its telephone number for shareholder services is (800) 468-9716.

DESCRIPTION OF WARRANTS
Offered Warrants
We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.
Debt Warrants
We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.
Equity Warrants
We may also issue, together with equity securities or separately, warrants to purchase shares of our common or preferred stock on terms to be determined at the time of sale.
General Terms of Warrants
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency with which the warrants may be purchased;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

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any applicable material United States federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants;

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the antidilution provisions of the warrants, if any;

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any redemption or call provisions;

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the exercise price and procedures for exercise of the warrants;

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the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

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whether the warrants are to be sold separately or with other securities as part of units; and

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any other terms of the warrants.

Significant Provisions of the Warrant Agreements
We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.
Modifications Without Consent of Warrantholders
We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:
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cure any ambiguity;

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cure, correct or supplement any defective or inconsistent provision; or

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amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Enforceability of Rights of Warrantholders
The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.
Registration and Transfer of Warrants
Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.
New York Law to Govern
The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
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the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and/or common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
From time to time, we may sell the securities offered by this prospectus:
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through underwriters or dealers;

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through agents;

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directly to purchasers; or

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through a combination of any of these methods of sale.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.
The applicable prospectus supplement relating to the securities will set forth:
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their offering terms, including the name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the net proceeds we may receive from the sale;

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any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

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any initial public offering price;

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any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

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any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:
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at a fixed price or prices which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL OPINIONS
The validity of the securities offered by this prospectus will be passed upon for Black Hills Corporation by Brian G. Iverson, Senior Vice President and General Counsel of Black Hills, with respect to matters governed by South Dakota law, and by Faegre Drinker Biddle & Reath LLP, special counsel to Black Hills, with respect to matters governed by New York law. Certain legal matters will be passed upon for Black Hills by Faegre Drinker Biddle & Reath LLP, and for the underwriters, dealers, or agents, if any, by their own legal counsel. As of the date of this prospectus, Mr. Iverson owns, directly or indirectly, 39,704 shares of our common stock.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Black Hills Corporation and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.
We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC by accessing its Internet website at https://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information included in or incorporated by reference into this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-31303) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) until the termination of the offerings made under this prospectus:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), which incorporates by reference certain portions of our definitive proxy statement for the Company’s 2023 Annual Meeting of Shareholders filed on March 15, 2023;

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023;

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Our Current Reports on Form 8-K filed on March 7, 2023, April 27, 2023 and May 3, 2023 (solely with respect to information filed pursuant to Item 8.01 and related exhibit included in Item 9.01); and

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The description of our common stock contained in Exhibit 4.5 to our 2022 Annual Report, which updates the description of our common stock originally included in our Registration Statement on Form 8-A filed April 19, 2002, and any other amendment or report filed for the purpose of updating such descrption.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.blackhillscorp.com) or by writing or telephoning us at the following address:
Black Hills Corporation
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
Attention: Investor Relations
(605) 721-1700
Information on our Internet website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.